UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): August 3, 2015 Crossroads Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15331	74-2846643
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North MoPac Expressway #150, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 349-0300

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 3, 2015, Crossroads Systems, Inc. (the “Company”) issued a press release announcing the completion of its rights offering, which expired at 5:00 p.m., Eastern Time, on July 28, 2015. The Company received subscriptions and oversubscriptions for a total of 4,479,998 shares, representing approximately 39.8% of the 11,263,184 shares offered, prior to the application of the NOL Protection Mechanics described in the prospectus. After application of the NOL Protection Mechanics, a total of 3,933,879 shares were accepted, representing approximately 34.9% of the shares offered, for aggregate gross proceeds of $4,917,349. The subscriptions accepted include purchases by Lone Star Value Investors GP, LLC, the general partner of Lone Star Value Investors, LP, of which Jeffrey E. Eberwein, our Chairman of the Board, is the sole manager, and its respective affiliates, for a total of 1,537,907 shares. The Company expects American Stock Transfer & Trust Company, LLC, the subscription agent, to begin distributing the shares, the refund checks for any unfulfilled over-subscriptions and the sale proceeds this week. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated August 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: August 3, 2015	By:	/s/ Jennifer Crane
		Name:	Jennifer Crane
		Title:	Chief Financial Officer